Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Fidelity National Information Services, Inc.

(Exact name of obligor as specified in its charter)

Georgia	37-1490331
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Advanced Financial Solutions, Inc.	Oklahoma	73-1406986
Analytic Research Technologies, Inc.	Minnesota	41-1937887
Asset Exchange, Inc.	Delaware	93-1265708
ATM Management Services, Inc.	Minnesota	41-1923485
Aurum Technology, LLC	Delaware	06-1150826
Card Brazil Holdings, Inc.	Georgia	58-2607385
Certegy Check Services, Inc.	Delaware	95-3582355
Certegy Transaction Services, Inc.	Georgia	02-0594307
Chex Systems, Inc.	Minnesota	26-2926513
ClearCommerce Corporation	Delaware	41-1897932
Complete Payment Recovery Services, Inc.	Georgia	58-2595258
Delmarva Bank Data Processing Center, LLC	Delaware	36-4642702
Deposit Payment Protection Services, Inc.	Delaware	91-1129953
EFD Asia, Inc.	Minnesota	41-1887499
eFunds Corporation	Delaware	39-1506286
eFunds Global Holdings Corporation	Minnesota	41-1936361
eFunds IT Solutions Group, Inc.	Delaware	41-1877535
Endpoint Exchange LLC	Oklahoma	02-0666793
Fidelity Information Services International Holdings, Inc.	Delaware	71-0793217
Fidelity Information Services International, Ltd.	Delaware	71-0775319

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Fidelity Information Services, LLC	Arkansas	71-0405375
Fidelity International Resource Management, Inc.	Delaware	71-0708817
Fidelity National Asia Pacific Holdings, LLC	Georgia	58-2119523
Fidelity National Card Services, Inc.	Florida	59-1521546
Fidelity National E-Banking Services, Inc.	Georgia	58-1921188
Fidelity National First Bankcard Systems, Inc.	Georgia	58-1686198
Fidelity National Global Card Services, Inc.	Florida	58-2652375
Fidelity National Information Services, LLC	Delaware	37-1490331
Fidelity National Payment Services, Inc.	Delaware	95-2135728
Fidelity Outsourcing Services, Inc.	Delaware	23-2994297
FIRM I, LLC	Delaware	41-1936361
FIRM II, LLC	Delaware	41-1936361
FIS Capital Leasing, Inc.	Delaware	16-1770554
FIS Management Services, LLC	Delaware	43-2054614
FIS Output Solutions, LLC	Georgia	58-2653381
FIS Solutions, LLC	Delaware	61-1637431
GHR Systems, Inc.	Pennsylvania	23-2691072
Kirchman Company LLC	Delaware	41-2156399
Kirchman Corporation	Wisconsin	38-3700278
Link2Gov Corp.	Tennessee	62-1868563
Metavante Acquisition Company II LLC	Delaware	20-4152165

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Metavante Corporation	Wisconsin	39-1165550
Metavante Holdings, LLC	Delaware	27-1032457
Metavante Operations Resources Corporation	Delaware	20-4159482
Metavante Payment Services AZ Corporation	Arizona	20-8857737
Metavante Payment Services, LLC	Delaware	61-1478458
NYCE Payments Network, LLC	Delaware	22-3321634
Payment South America Holdings, Inc.	Georgia	58-2607381
Penley, Inc.	Georgia	01-0596996
Prime Associates, Inc.	Delaware	11-2633848
Sanchez Computer Associates, LLC	Delaware	71-0405375
Sanchez Software, Ltd.	Delaware	51-0286300
Second Foundation, Inc.	California	77-0454000
The Capital Markets Company	Delaware	04-3441053
TREEV LLC	Nevada	75-3100708
Valutec Card Solutions, LLC	Delaware	38-3750784
VECTORsgi, Inc.	Delaware	75-1866668
Vicor, Inc.	Nevada	88-0293731
WCS Administrative Services, Inc.	Florida	20-0322428
WildCard Systems, Inc.	Florida	65-0556600

c/o Fidelity National Information Services, Inc. 601 Riverside Avenue Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip code)

Senior Debt Securities and Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 28th day of February, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name: Title:	Teresa Petta Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,455
Interest-bearing balances	1,301
Securities:
Held-to-maturity securities	0
Available-for-sale securities	660,687
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,887
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	159,149
Other assets	150,314

Total assets	$1,908,106

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LIABILITIES
Deposits:
In domestic offices	498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	236,096
Total liabilities	236,594
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	544,518
Accumulated other comprehensive income	4,474
Other equity capital components	0
Not available
Total bank equity capital	1,671,512
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,671,512

Total liabilities and equity capital	1,908,106

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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